UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2008

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2008, the Company’s Board of Directors (the “Board”) approved amendments to the Company’s By-Laws, as amended and restated through November 28, 2006 (the “By-Laws”), which changes were effective immediately upon approval. The amendments revise the advance notice provisions in Section 3.11 of the By-Laws. The following description of the principal features of the amendments does not cover all of the changes to Section 3.11 and is qualified in its entirety by reference to the full text of the By-Laws, as amended, which are filed as Exhibit 3 to this Form 8-K and incorporated by reference herein. The amendments, among other matters:

•

Clarify that stockholders seeking to nominate directors at an annual or special meeting or propose other business at an annual meeting must comply with different advance notice requirements in Sections 3.11(a) and (b) of the By-Laws, while stockholders seeking to have a stockholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the requirements of Rule 14a-8 of the federal proxy rules.

•	Require that a stockholder making a director nomination or bringing other business at a stockholders meeting must not only be a stockholder at the time of notice, but also at the time of the meeting.

•

Change the advance notice deadlines required for a stockholder to (i) make a director nomination or bring other business before an annual meeting to not earlier than 120 days, and not later than 90 days before the first anniversary of the prior year’s annual meeting, and (ii) make a director nomination at a special meeting at which directors are to be elected to not earlier than 120 days before the meeting and not later than the later of 90 days before the meeting or, if the first public announcement of the date of the meeting is less than 100 days before the meeting, 10 days following the date of such public announcement. Previously, stockholders were required to submit director nominations or other proposals at an annual meeting not earlier than 150 days, and not later than 120 days before the first anniversary of the prior year’s annual meeting, and director nominations at a special meeting during the 15 days following the public announcement of the date of the special meeting.

•

Add advance notice deadlines for a stockholder to (i) make a director nomination or bring other business before an annual meeting when the annual meeting is held more than 30 days before or more than 60 days after the anniversary of the prior year’s annual meeting, and (ii) make a director nomination when the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement regarding such increase at least 100 days before the first anniversary of the prior year’s annual meeting.

•

Expand the disclosures stockholders must provide when submitting a director nomination and/or other business proposal for consideration at a meeting to include, among other things, (i) certain details about all ownership interests in the Company by the stockholder and any beneficial owner on whose behalf the director nomination and/or proposal is made, including any hedging, derivative, short or other economic interests and any rights to vote the Company’s shares, (ii) all material relationships between and among such stockholder and beneficial owner, if any, and each proposed nominee, and (iii) all arrangements or agreements between such stockholder and the beneficial owner, if any, and any other party in connection with the proposal of such business.

•

Require a stockholder seeking to nominate a director to include with the advance notice a questionnaire providing information about the proposed nominee, such as the nominee’s material relationships with the stockholder proponent, voting commitments or other arrangements with respect to the nominee’s actions as a director and any compensation or indemnification arrangements for serving as a director, and requiring such proposed nominee to agree not to become a party to any such voting or compensation arrangements and to comply with the Company’s publicly disclosed policies and guidelines applicable to directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3	By-Laws (as amended through September 23, 2008), filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2008	WELLS FARGO & COMPANY

	By:	/s/ Laurel A. Holschuh
Laurel A. Holschuh
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3	By-Laws (as amended through September 23, 2008), filed herewith.

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